                                                                     Exhibit 4.1

                       XM SATELLITE RADIO HOLDINGS INC.

                            1998 SHARES AWARD PLAN
                                 (AS AMENDED)

                            ----------------------

                         Effective as of June 16, 1998
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                       XM Satellite Radio Holdings Inc.
                            1998 Shares Award Plan
                                 (as amended)


                                 INTRODUCTION

     XM Satellite Radio Holdings Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "XM 1998 Shares Award Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock Awards, Stock Appreciation Rights, Restricted Stock Awards and Other Stock-Based Awards. Subject to the terms of the Plan, the Plan shall become effective on June 16, 1998.

     The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.



                                 DEFINITIONS

     For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

     (a) "Affiliate" shall mean (i) any parent, including American Mobile
          ---------
Satellite Corporation and any other entity which owns directly or indirectly at least 50% of the total combined voting power of all classes of stock of the Corporation and (ii) any entity in which the Corporation directly or indirectly owns at least 50% of the total combined voting power of all classes of stock.

     (b) "Award" shall mean any award to a participant of an Option, Stock
          -----
Appreciation Right, Phantom Share, Restricted Stock or any other stock-based award under the Plan.

     (c) "Award Agreement" shall mean the written agreement, executed by an
          ---------------
appropriate officer of the Corporation, pursuant to which an Award is granted.
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     (d) "Board of Directors" shall mean the Board of Directors of the
          ------------------
Corporation.

     (e) "Change of Control" shall have the meaning set forth in Section 11(d)
          -----------------
hereof.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and
          ----
the rules and regulations thereunder.

     (g) "Committee" shall mean the Board of Directors of the Corporation or any
          ---------
committee of two or more Non-Employee Directors (as defined under Rule 16b promulgated under the Exchange Act) designated by the Board of Directors to serve as the Committee.

     (h) "Consultant" shall mean an individual or entity who is in a consulting
          ----------
relationship with the Corporation or any parent or subsidiary of the Corporation.

     (i) "Corporation" shall mean XM Satellite Radio Holdings Inc., a Delaware
          -----------
corporation.

     (j) "Employee" shall mean a common-law employee of the Corporation or of
          --------
any Affiliate.

     (k) "Equivalent Award" shall mean, in connection with a Change of Control,
          ----------------
a continuation of the Award by the Corporation to a Participant, an agreement by the person(s) acquiring the Corporation that to honor or assume the Award following the Change of Control, or the substitution of a new Award with an inherent value equivalent to that of the original Award and on terms at least as beneficial to the Participant as those contained in the Participant's original Award Agreement.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended, and the rules and regulations thereunder.

     (m) "Fair Market Value" of the Corporation's Common Shares on a Trading Day
          -----------------
shall mean the last reported sale price for Common Shares or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Shares for such Trading Day, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the closing sale price of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Shares, as reported by the

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National Association of Securities Dealers Automated Quotation System ("NASDAQ")
or any comparable system or, if the Common Shares are not listed on NASDAQ or a comparable system, the average of the bid and asked prices of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc., who make a market in the Common Shares selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Shares are listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Shares was effected on such exchange on such business day, or, if the Common Shares are not listed on any national securities exchange but are traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "broker-dealer" quoted both a bid and asked price for the Common Shares (if a broker-dealer quoted only a bid or only an asked price for such day, such day will not be a Trading Day). In the event the Corporation's Common Shares are not publicly traded, the Fair Market Value of such Common Shares shall be determined by the Committee in good faith and in its sole discretion.

     (n) "Good Cause" shall mean, with respect to any Participant, the meaning
          ----------
of such term as set forth in the employment agreement between the Corporation (or any Affiliate) and the Participant or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or any Affiliate, (ii) neglect of his or her duties for the Corporation or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Corporation or of any Affiliate, (iv) conviction of a felony, (v) a direct or indirect material breach of the terms of any agreement with the Corporation or any Affiliate or (vi) acting in a manner or making any statements which the Committee reasonably determines to have a material adverse effect on the reputation, operations, prospects or business relations of the Company or its Affiliates.

     (o) "Incentive Stock Option" shall mean a right to purchase Shares from the
          ----------------------
Corporation that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (p) "Non-Employee Director" shall mean a member of the Board of Directors
          ---------------------
who is not a full-time employee of the Corporation.

     (q) "Non-Qualified Stock Option" shall mean a shares option which does not
          --------------------------
satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

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     (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
          ------
Option.

     (s) "Optionee" shall mean a Participant who is granted an Option under the
          --------
terms of the Plan.

     (t) "Other Stock-Based Award" shall mean any right granted under Section 9
          -----------------------
of the Plan.

     (u) "Participant" shall mean any Employee, Consultant or Non-Employee
          -----------
Director participating under the Plan.

     (v) "Phantom Share" shall mean a hypothetical Share which is cancelled by
          -------------
the delivery of an actual Share or, in the discretion of the Corporation, by the payment of cash (or a combination of cash and Shares) in an amount equal to the Fair Market Value of a Share on the date of surrender.

     (w) "Plan" shall mean this XM 1998 Shares Award Plan as the same shall be
          ----
amended, revised or terminated from time to time.

     (x)  "Restoration Option" shall mean an Option granted under Section 5(f).
           ------------------

     (y) "Restricted Stock" shall mean any Share granted under Section 7 of the
          ----------------
Plan.

     (z) "Securities Act" shall mean the Securities Act of 1933, as amended, and
          --------------
the rules and regulations thereunder.

     (aa) "Share" shall mean a share of the Class A common stock, par value $.01
           -----
per share, of the Corporation, or such other securities of the Corporation as may be designated by the Committee from time to time.

     (bb) "Stock Appreciation Right" shall mean any right granted under Section
           ------------------------
6 of the Plan.

                                   SECTION 1
                                ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in

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the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

                                   SECTION 2
                               SHARES AVAILABLE

     Subject to the adjustments provided in Section 7 of the Plan, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 5,000,000 shares. The Shares underlying Awards shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited without the delivery of Shares. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares, issued Shares held in the Corporation's treasury or Shares acquired on the open market. The maximum number of Shares with respect to which Awards may be granted under the Plan to any individual in any calendar year shall be equal to 267,570 Shares.

                                   SECTION 3
                                  ELIGIBILITY

     All (i) Employees who are regularly employed, (ii) Consultants and (iii) Non-Employee Directors shall be eligible to participate in the Plan.

                                   SECTION 4
                            AUTHORITY OF COMMITTEE

     The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with applicable law, and shall otherwise have the sole and exclusive authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section 12 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all persons. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine, without limitation, the persons to whom Awards shall be granted, the times when Awards shall be granted, the number of Shares subject to any Awards, the terms of Awards, any other restrictions, including any vesting requirements, and the other provisions thereof (which need not be identical with respect to each Award). In addition, the authority of the

                                      -5-
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Committee shall include, without limitation, the following with respect to an
Award of an Option:

     (a) Financing.  The arrangement of temporary financing for a Participant by
         ---------
registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting a Participant in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

     (b) Procedures for Exercise of Option.  The establishment of procedures for
         ---------------------------------
a Participant (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of Shares to be acquired, (B) to exercise all or a portion of an Option by delivering that number of Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Participant to deliver the Shares thus acquired by him or her in payment of Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that a Participant can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of "cashless" exercise.

     (c) Withholding. The establishment of a procedure whereby a number of
         -----------
Shares may be withheld from the total number of Shares to be issued upon exercise of an Award or for the tender of Shares owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

                                   SECTION 5
                                 SHARE OPTIONS

     (a) Grant.  Subject to the provisions of the Plan, the Committee shall have
         -----
sole and complete discretion and authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the discretion and authority to grant Incentive Stock Options (but only to Employees who meet the requirements of Section 422(a)(2) of the Code), Non-Qualified Stock Options, and any combination thereof (provided that Incentive Stock Options shall be granted only to Employees who meet the requirements of Section 422(a)(2) of the Code). In the

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

case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price.  Subject to the requirement set forth in Section 5(a)
         --------------
with respect to Incentive Stock Options, the Committee in its sole discretion shall establish the exercise price at the time each option is granted. The exercise price shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

     (c) Term.  Subject to the provisions of the Plan, the term of any Option
         ----
granted hereunder shall be not more than 10 years from the date of grant.

     (d) Exercisability.  Except as provided in Section 5(e) hereof, each Option
         --------------
shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant until he or she has fully repaid any and all loans made to him or her by the Corporation (or by any parent or subsidiary of the Corporation); provided, however, that a repayment (whether in the form of cash or Shares) made
--------  -------
contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise.

     (e) Payment of Exercise Price.  The price per share of Shares with respect
         -------------------------
to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections 4(a) or (b) hereof, as determined by the Participant and approved by the Committee. Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option.

     (f) Restoration Options.  In the event that any Participant delivers Shares
         -------------------
in payment of the exercise price of any Option granted hereunder, or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Corporation of Shares otherwise deliverable upon exercise of the Option, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value as of the date of grant of such Restoration Option and such other terms and conditions as the Committee in its sole discretion shall determine.

                                   SECTION 6
                           STOCK APPRECIATION RIGHTS

     (a) Grant.  Subject to the provisions of the Plan, the Committee shall have
         -----
sole and complete discretion and authority to determine the eligible persons to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have a grant price as determined by the Committee on the date of grant.

     (b) Exercise and Payment.  A Stock Appreciation Right shall entitle the
         --------------------
Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions.  Subject to the terms of the Plan and any
         --------------------------
applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised

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

prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                   SECTION 7
                               RESTRICTED STOCK

     (a) Grant.  Subject to the provisions of the Plan, the Committee shall have
         -----
sole and complete discretion and authority to determine the eligible persons to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, if any, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions.  Shares of Restricted Stock may not be sold,
         ---------------------
assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Dividends and Distributions.  Dividends and other distributions paid on
         ---------------------------
or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

                                   SECTION 8
                                PHANTOM SHARES

     (a) Grant.  Subject to the provisions of the Plan, the Committee shall have
         -----
sole and complete discretion and authority to determine the eligible persons to whom Phantom Shares shall be granted, the number of Phantom Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Phantom Shares may be forfeited to the Corporation and the other terms and conditions of such Awards.

     (b) Surrender.  Each Award Agreement with respect to a Phantom Stock Unit
         ---------
shall specify the date on which the Phantom Stock Unit shall be surrendered, and thereby cancelled by delivery of a Share with respect thereto, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award

Agreement or thereafter. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

     (c) Dividends and Distributions.  Payments may be made to Participants who
         ---------------------------
have been awarded Phantom Shares in an amount equal to dividends and other distributions paid on or in respect of an equivalent number of Shares. Such payments may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

                                   SECTION 9
                           OTHER STOCK-BASED AWARDS

     The Committee shall have the discretion and authority to grant to eligible persons an "Other Stock-Based Award," which shall consist of any right that is
(i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities or rights convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

                                  SECTION 10
                            TERMINATION OF SERVICES

     The following provisions shall apply in the event that the Participant ceases to provide services to the Corporation or any Affiliate, either as an Employee, a Consultant or a Non-Employee Director, unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a) Non-Qualified Stock Options and Stock Appreciation Rights.
         ---------------------------------------------------------

          (i) Upon Termination of Services as Employee or Consultant.  The
              ------------------------------------------------------
Participant's right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, as set forth in the Award Agreement. The exercise periods and rights to acceleration, if any, in the event of termination of employment, including for Good Cause, or upon death, total and permanent disability or retirement, or as a result of a change of control or otherwise shall be as set forth in the Award Agreement as determined by the Committee in its sole discretion.

          (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

     (b)  Incentive Stock Options.
          -----------------------

          (i) Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Corporation terminates for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Non-Qualified Stock Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 10(a) of the Plan, provided that in the event that employment terminates because of death or the Participant dies in such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder. Notwithstanding the forgoing, if a Participant's employment is terminated by the Corporation or by any Affiliate for Good Cause or as otherwise set forth in the Award Agreement, then the Participant shall immediately forfeit his or her rights to exercise any and all of outstanding Options or Stock Appreciation Rights theretofore granted to him or her.

          (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

     (c) Restricted Stock.  Except as otherwise determined by the Committee at
         ----------------
the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Corporation at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

     (d) Phantom Shares and Other Stock-Based Awards.  Upon termination of a
         -------------------------------------------
Participant's employment or consulting relationship with the Corporation for any reason, the Participant who has been granted Phantom Shares or Other Stock-Based Awards under the Plan shall surrender such Awards, and such Awards shall either be cancelled or shall be paid as determined by the Committee at the time of grant and as set forth in the relevant Award Agreement.

                                  SECTION 11
                        ADJUSTMENT OF SHARES; MERGER OR
                    CONSOLIDATION, ETC. OF THE CORPORATION

     (a) Recapitalization, Etc.  In the event there is any change in the common
         ---------------------
shares of the Corporation by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the corporation or any distribution to common stockholders other than ordinary cash dividends, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged, or to which each such Share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

     (b) Merger or Consolidation of Corporation.  Upon (i) the merger or
         --------------------------------------
consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Awards granted hereunder or (2) the substitution of new awards for Awards granted hereunder, or for the assumption of such Awards by the surviving corporation or
(ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation, the holder of any such Award theretofore granted and still outstanding (and not otherwise expired) who satisfies such other requirements, if any, that may be required by the Committee and set forth in the related Award Agreement, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation to exercise such Awards in whole or in part without regard to any installment provision regarding exercisability that may have been made part of the terms and conditions of such Awards. The Corporation, to the extent practicable, shall give advance notice to affected Participants of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation. All such Awards which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation.

     (c) Change of Control of the Corporation.  Notwithstanding the foregoing,
         ------------------------------------
if a Change of Control occurs during the period commencing on the date of grant of an Award and terminating on the date of expiration of the Award, the Participant shall be entitled to receive an Equivalent Award. If, despite the best efforts of the Corporation, the Participant cannot receive an Equivalent Award in connection with such Change in Control, (i) the Participant shall be entitled to receive immediately prior to such Change in Control, in exchange for his or her Award, cash in an amount equal to the excess of the highest price paid for a Share in connection with the Change of Control over the exercise price per Share under the Award, multiplied by the total number of Shares subject to the Award, including all Shares with respect to which the Award has not yet become exercisable under the provisions of the Plan but excluding any Shares with respect to which the Award has previously been exercised or (ii) if the Participant is an insider who would be subject to suit under Section 16(b) of the Exchange Act if the Participant were to receive the cash payment described above, the Award may be exercised by the Participant in full beginning on the date two weeks before such Change of Control. If the Participant receives an Equivalent Award in connection with a Change of Control, and the Optionee's employment with the Corporation or an Affiliate is terminated within one year following the Change of Control by reason of involuntary termination, the Equivalent Award may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, shall determine.

     (d) Definition of Change of Control of the Corporation.  A "Change of
         --------------------------------------------------
Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or
(ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation's shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or
(iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. Notwithstanding anything herein to the contrary, in no event shall (A) an initial public offering of the Corporation, (B) any change in the percentage ownership of the Corporation by American Mobile Satellite Corporation or its affiliates, or (C) a private placement of less than $150,000,000 be deemed to constitute a Change of Control hereunder.

                                  SECTION 12
                           MISCELLANEOUS PROVISIONS

     (a) Administrative Procedures.  The Committee may establish any procedures
         -------------------------
determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

     (b) Investment Representation.  With respect to Shares received pursuant to
         -------------------------
the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

     (c) Withholding Taxes.  The Corporation shall have the right to deduct from
         -----------------
all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of Shares having a value equivalent to such cash amount, or by use of any available procedure as described under
Section 4(c) hereof.

     (d) Compliance with Applicable Law and Regulations.  The adoption of the
         ----------------------------------------------
Plan and the grant and exercise of the Awards thereunder shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for the purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

     (e) Costs and Expenses.  The costs and expenses of administering the Plan
         ------------------
shall be borne by the Corporation and shall not be charged against any Award or to any employee receiving an Award.

     (f) Funding of Plan.  The Plan shall be unfunded.  Neither the Participants
         ---------------
nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

     (g) Other Incentive Plans.  The adoption of the Plan does not preclude the
         ---------------------
adoption by appropriate means of any other incentive plan for employees.

     (h) Plurals.  Where appearing in the Plan, singular terms shall include the
         -------
plural, and vice versa, unless the context clearly indicates a different meaning.

     (i) Headings.  The headings and sub-headings in the Plan are inserted for
         --------
the convenience of reference only and are to be ignored in any construction of the provisions hereof.

     (j) Severability.  In case any provision of the Plan shall be held illegal
         ------------
or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     (k) Liability and Indemnification.  Neither the Corporation nor any
         -----------------------------
Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

          (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, the Plan, the Corporation, each Affiliate and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

     (l) Cooperation of Parties.  All parties to the Plan and any person
         ----------------------
claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

     (m) Governing Law.  All questions pertaining to the validity, construction
         -------------
and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

     (n) Nonguarantee of Employment or Consulting Relationship.  Nothing
         -----------------------------------------------------
contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate) and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a consulting relationship with) the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause.

     (o) Notices.  Each notice relating to the Plan shall be in writing and
         -------
delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at c/o General Counsel, 1250 23rd Street, N.W., Suite 57, Washington, D.C. 20037. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

     (p) Written Agreements.  Each Award shall be evidenced by a signed Award
         ------------------
Agreement between the Corporation and the Participant containing the terms and conditions of the Award.

                                  SECTION 13
                       AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time except that no amendment, suspension or termination of the Plan shall alter or impair any Award previously granted under the Plan without the consent of the holder thereof. Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal to the Fair Market Value of such cancelled Award.

                                  SECTION 14
                                 TERM OF PLAN

     The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

                                  SECTION 15
                                EFFECTIVE DATE

     The Plan shall become effective as of June 16, 1998, the date as of which it was approved by the Board of Directors.

                                 *  *  *  *  *

     The Plan was duly adopted and approved by the Board on June 16, 1998, and was duly adopted and approved by the stockholders of the Corporation on June 16, 1998. The Board duly adopted certain amendments to the Plan on February 3, 1999 and June 6, 1999. The Board duly adopted certain amendments to the Plan on July 8, 1999, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on July 8, 1999. The Board duly adopted certain amendments to the Plan on March 9, 2000, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on May 31, 2000.


                                            ________________________________
                                            Joseph M. Titlebaum
                                            XM Satellite Radio Holdings Inc.
                                            Senior Vice President,
                                            General Counsel and Secretary